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                                                                   EXHIBIT  10.1

                                FMC CORPORATION


               1997 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
               -------------------------------------------------
                          (As amended April 18, 1997)


                          PART I.  GENERAL PROVISIONS
                          ---------------------------

1. Purpose. The purpose of the FMC Corporation 1997 Compensation Plan for Non-Employee Directors is to provide a compensation program which will attract and retain qualified individuals not employed by FMC Corporation or its subsidiaries to serve on the Board of Directors of FMC Corporation and to further align the interests of those directors with those of stockholders by providing that a substantial portion of compensation will be linked directly to increases in stockholder value.

2. Definitions. Except as otherwise defined herein, terms used herein in capitalized form shall have the meanings attributed to them in Annex A to this Plan.

3. Transition Rights. This Plan supersedes and replaces the Deferred Stock Plan and the Retirement Plan. Participant rights and benefits accrued as of December 31, 1996, under the Deferred Stock Plan and the Retirement Plan shall remain in effect as provided in this Plan but no new rights or benefits shall accrue pursuant to such plans.

4.   Effective Date.  This Plan shall be effective as of January 1, 1997.


                          PART II.  CASH COMPENSATION
                          ---------------------------

1. Annual Retainer. Each Participant shall be entitled to receive an Annual Retainer in such amount as shall be determined from time to time by the Board of Directors. Until changed by resolution of the Board of Directors the Annual Retainer shall be $40,000 of which the Deferred Amount shall be paid in the form of Common Stock Units as set forth in Part III and the remainder, if any, shall be paid in cash in quarterly installments at the end of each calendar year quarter. For purposes of this Plan, the Deferred Amount shall mean,
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with respect to each Participant, an amount equal to (i) $15,000, or such greater amount as the Participant may have elected, through April 30, 1997 and
(ii) $25,000, or such greater amount as the Participant shall have elected in accordance with the following sentence, after April 30, 1997. Not less than 60 days prior to the close of any Plan Year, a Participant may elect to increase his or her Deferred Amount by providing written notice of such election to the Corporate Secretary of the Company. Any such election shall be deemed to be effective on the first day of the next succeeding Plan Year; provided that if and to the extent Company, in its sole discretion, determines that the approval of such election by the Board is necessary to assure that such election conforms with Rule 16b-3, the effectiveness of such election shall be deferred until such later date, if any, as such approval has been obtained.

2. Meeting Fees. Each Participant shall be entitled to receive a Meeting Fee, in such amount as shall be determined from time to time by the Board of Directors, for attending each meeting of the Board of Directors or a committee of the Board of Directors, including extraordinary and/or special Board of Directors and committee meetings. Until changed by resolution of the Board of Directors the Meeting Fee shall be $1,000 per meeting, payable in cash at the end of each calendar year quarter.

3. Committee Chairman Fees. Each Participant who serves as Chairman of a committee of the Board of Directors shall be entitled to receive a Committee Chairman Fee for the tenure of such service. Until changed by resolution of the Board of Directors, the Committee Chairman Fee shall be paid in cash at an annualized rate of $4,000 in equal installments at the end of each calendar year quarter.

4. Retirement Benefits. Unless a Participant who was a non-employee director on December 31, 1996, elects to convert his or her Accrued Retirement Benefits to Common Stock Units pursuant to Section 1b. of Part III of this Plan, that Participant shall be entitled to receive the following benefits upon the termination of his or her service as a member of the Board of Directors:

          a. Benefits. Benefits shall be paid to the Participant in quarterly installments of $7,500 each. Payment of benefits will begin the quarter following the Termination Date and will continue for the number of full years of the Participant's service as a non-employee member of the Board of Directors from the time of his or her first election as a director to and including April 30, 1997.
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          b.   Lump Sum Benefit.  At the option of the Participant, which option is exercisable by written notice to the Corporate Secretary of the Company, the Participant may elect to receive in a lump sum the Actuarial Equivalent of benefits otherwise payable. For purposes of this Plan, the term "Actuarial Equivalent" means an amount equal to the amount expected to be received under paragraph a., above, based on the following actuarial assumptions:

     Interest      -   6.5% or such other rate as
                       the Board may from time to
                       time prescribe

     Mortality     -   Joint Mortality Group Annuity
                       Table 1983

          c. Surviving Spouse Benefit. In the event of the death of a Participant who is receiving benefits under this Plan, those benefits that would otherwise have been payable to the Participant will be paid to the Participant's surviving spouse. Such payments to a surviving spouse will terminate on the earlier of the death of the surviving spouse or the date that benefit payments to the Participant would have terminated had he/she not died.


                         PART III.  STOCK COMPENSATION
                         -----------------------------

1.   Deferred Stock Awards.

          a. Annual Grant. Effective as of the first day of May of each Plan Year, each Participant's Common Stock Account shall be credited with a number of Common Stock Units equal to the number obtained by dividing the Deferred Amount for the Plan Year beginning on such first day of May by the Fair Market Value of the Common Stock on such date.

          b. Conversion of Retirement Plan Benefits. By election dated not later than February 14, 1997, each person who was a non-employee director of the Company on December 31, 1996, may choose to have his or her Accrued Retirement Benefits under the Retirement Plan converted into Common Stock Units. Such conversions shall be made by calculating as of April 30, 1997 the lump-sum present value of $2,500 per month times the number of months of Board service as of April 30, 1997, assuming benefits commence upon retirement from the Board at age 70, and using a discount rate of 6.5%. The number of Common Stock Units shall be determined by dividing the lump-sum
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present value by $71.275, the Fair Market Value of the Common Stock on December
31, 1996.

2.   Non-Qualified Stock Options.

          a. Grant of Options. On the first day of May of each year (the "Date of Grant") beginning in 1997, each Participant shall be granted an option (the "Option") to purchase 900 shares of Common Stock, the intention being that such Option should have an approximate present value of $24,000. The number of shares to be subject to a grant of an Option may be increased or decreased by the Board of Directors if it determines by any reasonable option valuation methodology that the present value of such proposed Option exceeds or is less than $24,000 by more than ten percent (10%). All Options granted under the Plan shall have the terms set forth in this Section 2 of Part III and be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

          b. Option Exercise Price. The per share price to be paid by each Participant at the time an Option is exercised shall be 100% of the Fair Market Value of the Common Stock on the Date of Grant.

          c. Term of Option. Subject to subsection d., each option shall expire on (i) the tenth anniversary of its Date of Grant or (ii) the fifth anniversary of the termination of the Participant's service on the Board of Directors, whichever is earlier.

          d. Exercise and Vesting of Option. Each Option will vest on the date of the annual stockholder's meeting next following the date the Option is granted. Except as provided in the next sentence, if, for any reason, a Participant ceases to serve on the Board of Directors prior to the date an Option vests, such Option shall be forfeited and all further rights of the Participant to or with respect to such Option shall terminate. If a Participant should die while serving as a director of the Company, any vested Option may be exercised by the person designated in such participant's last will and testament or, in the absence of such designation, by the Participant's estate, in either case on or before the expiration of the Option, and any unvested Option shall vest and become exercisable in a proportionate amount, based on the full months of service completed during the vesting period of the Option from the date of grant to the date of death.

          e. Method of Exercise and Tax Obligations. An Option may be exercised at any time after it vests
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and before it expires by written notice of exercise to the Corporate Secretary of FMC. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased. Such payment may be made, at the election of the Participant, in cash, check or shares of Common Stock, or in Common Stock Units, valued using the Fair Market Value as of the exercise date or a combination thereof. The Company may also require payment of the amount of any applicable withholding tax attributable to the exercise of an Option or the delivery of shares of Common Stock.

          f. Nontransferability. An Option may be assignable and transferable by a Participant by will or the laws of descent and distribution, and otherwise only at the discretion of the Board of Directors.

3. Dividend Equivalent Rights. Outstanding Common Stock Units shall be credited with Dividend Equivalent Rights based upon dividends paid on outstanding shares of Common Stock between the date such Common Stock Units are granted and the date of payment in respect of such Common Stock Units. Such Dividend Equivalent Rights, once credited, shall be converted into an equivalent number of Common Stock Units (including fractional Common Stock Units). If a dividend is paid in cash, each Participant's Common Stock Account shall be credited, as of each dividend payment date, in accordance with the following formula:

                                   (A x B)/C

in which "A" equals the number of Common Stock Units held by the Director on the dividend payment date, "B" equals the cash dividend per share and "C" equals the Fair Market Value per share of Common Stock on the dividend payment date. If a dividend is paid in property other than cash, Dividend Equivalent Rights shall be credited, as of the dividend payment date, in accordance with the formula set forth above, except that "B" shall equal the fair market value per share of the property which the director would have received in respect of the number of shares of Common Stock equal to the number of Common Stock Units held by the director as of the dividend payment date, had such shares been owned as of the record date for such dividend.

4.   Form of Payment.

          a.   Except as described in subsection b., payment in respect of
Common Stock Units shall be made in shares of Common Stock.
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          b.   Any payment made upon an occurrence of a Change in Control, shall be made in a single lump sum cash payment. For purposes of the preceding, the amount of cash delivered in full or partial payment of Common Stock Units shall equal the Change in Control Price of the number of shares of Common Stock relating to the Common Stock Units with respect to which such cash payment is being made.

          c. Except as described in section 4b. and in Section 6 of Part IV, payments with respect to Common Stock Units shall be paid in annual installments over a specified period of time or in a lump sum, all as the Participant may elect and subject to change from time to time; provided, however, that no such election, change or revocation will be given effect if it is made less than one year in advance of the Participant's Termination Date.

          d. The Company shall not issue fractions of shares. Whenever, under the terms of the Plan, a fractional share would otherwise be required to be issued, the Director shall be paid in cash for such fractional share.

5. Change in Capital Structure. In the event of any change in the Common Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

6. Nontransferability. Common Stock Units may be transferable by a Participant by will or the laws of descent and distribution and otherwise only at the discretion of the Board of Directors.

7. Rights. Except to the extent otherwise set forth herein, Participants shall not have any of the rights of a stockholder with respect to the Common Stock Units.

8. Common Stock Subject to the Plan. Common Stock to be issued under this Plan may be made available from shares of Common Stock held in the treasury, from Common Stock purchased in the open market and, provided they have been reserved for issuance and listed on the New York Stock Exchange and all other exchanges on which the
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Common Stock are listed, as appropriate, from authorized but unissued Common
Stock.


                        PART IV.  ADDITIONAL PROVISIONS
                        -------------------------------

1. Administration. The Plan shall be administered by the Board of Directors. A quorum of the Board of Directors for the purposes hereof shall consist of a majority of its members who may act by vote of a majority of the members present at a meeting at which a quorum is present or without a meeting by written consent to the action taken. The Board of Directors shall have full power to interpret the Plan, formulate additional details and regulations for carrying out the Plan and amend or modify the Plan as from time to time it deems proper and in the best interest of the Company, provided that after a Change in Control no amendment, modification of or action to terminate the Plan may be made which would affect compensation earned or accrued prior to such amendments, modification or termination without the written consent of a majority of Participants determined as of the day before a Change in Control. Any decision or interpretation adopted by the Board of Directors shall be final and conclusive.

2. Participation. All directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company are Participants in the Plan.

3. Statement of Account. Each Participant shall receive an annual statement showing the number and status of and essential terms applicable to Common Stock Units and Options that have been awarded to the Participant under the Plan.

4. Unsegregated Funds. The Company shall not segregate any funds or securities during the Deferral Period and service as a non-employee director of the Company shall constitute an acknowledgment and agreement by the Participant that any interests of such Participant shall remain a part of the Company's general funds and are subject to the claims of the Company's general creditors during the Deferral Period. Nothing herein contained shall be construed as creating any trust, express or implied, for the benefit of any Participant.

5. Payment of Certain Costs of the Participant. If a dispute arises regarding the interpretation or enforcement of this Plan and the Participant (or in the event of his or her death, his beneficiary) obtains a final judgment in his or her favor from a court of competent jurisdiction from which no appeal may be
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taken, whether because the time to do so has expired or otherwise, or his or her claim is settled by the Company prior to the rendering of such a judgment, all reasonable legal and other professional fees and expenses incurred by the Participant in contesting or disputing any such claim or in seeking to obtain or enforce any right or benefit provided for in this Plan or in otherwise pursuing his or her claim will be promptly paid by the Company with interest thereon at the highest Illinois statutory rate for interest on judgments against private parties from the date of payment thereof by the Participant to the date of reimbursement by the Company.

6. Payments of Stock Upon Death. In the event of a Director's death, payments with respect to any Common Stock Units shall be made in a single lump sum payment in Common Stock to the beneficiary designated by the Director or, in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the jurisdiction of his or her domicile.

7. Reservation of Rights. Nothing in this Plan shall be construed to (a) give any Participant any right to defer compensation received for services as a director of the Company other than as expressly authorized and permitted in this Plan or in any other plan or arrangement approved by the Board of Directors, (b) create any obligation on the part of the Board of Directors to nominate any Participant for reelection by the Company's stockholders or (c) limit in any way the right of the Company's Board of Directors to remove a Participant as a director of the Company.

8. Amendment or Termination. The Company's Board of Directors may, at any time, terminate or amend this Plan provided that no such termination or amendment shall adversely affect the rights of Participants or beneficiaries of Participants, including rights with respect to Common Stock Units or shares of Common Stock credited prior to such termination or amendment, without the consent of the Participant or, if applicable, the Participant's beneficiaries.

9. Regulatory Compliance and Listing. The issuance or delivery of any shares of Common Stock deliverable hereunder may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery of such shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

10. Withholding. The Company shall have the right to deduct or withhold from all payments of compensation any taxes required by law to be withheld with respect to such payments.

11. Pooling of Interests. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interest accounting.

12. Change in Law. If, for any reason, the anticipated benefits of the deferral of any Deferred Compensation pursuant to this Plan or any provision hereof are frustrated by reason of any interpretation of or change in law, policy or regulation, the Board of Directors may, at its discretion, terminate the deferral arrangement or delete or suspend the operation of such provision.

13. Governing Law. This Plan shall be governed by the laws of the State of Delaware without regard to its choice of law or conflict of law provisions.

                                    ANNEX A
                                      TO
                             1997 COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                           --------------------------



The following terms when used in the FMC Corporation 1997 Compensation Plan for Non-Employee Directors shall have the meaning set forth opposite the term:

     a. "Accrued Retirement Benefits" means the payment or payments to which a Participant would be entitled at his or her Termination Date under the Retirement Plan for service as a director through April 30, 1997.

     b. "Annual Retainer" means the retainer fee established by the Board of Directors, and paid to a director for services on the Board of Directors for a Plan Year.

     c. "Board of Directors" or "Board" means the Board of Directors of FMC Corporation as it may be constituted from time to time.

     d.   A "Change in Control" means:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
     (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

               (2) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) The approval by the stockholders of the Company of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities,
     (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

               (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     e. "Change in Control Price" means the higher of (i) if applicable, the price paid for the Common Stock in the transaction constituting Change in Control and (ii) the reported closing price of the Common Stock on the New York Stock Exchange on the last trading day preceding the date of the Change in Control.

     f. "Committee Chairman Fee" means the fee established by the Board of Directors and paid to a director for service as Chairman of any committee of the Board of Directors.

     g. "Common Stock" means (i) the common stock of the Company, par value $.10 per share, adjusted as provided in Section 6 of Part III or (ii) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

     h. "Common Stock Account" means the account to which a Participant's Common Stock Units are credited from time to time.

     i.   "Common Stock Unit" means a right to receive one share of Common
Stock.

     j.   "Company" means FMC Corporation.

     k. "Deferred Compensation" means the portion of the Annual Retainer payable to a Participant in the form of Common Stock Units as determined in accordance with Section 1 of Part II of the Plan.

     l. "Deferral Period" means the time during which a person is a non-employee director of the Company.

     m. "Deferred Amount" has the meaning given it in Section 1 of Part II of the Plan.

     n. "Deferred Stock Plan" means the FMC Deferred Stock Plan for Non-Employee Directors as amended and restated as of December 6, 1996.

     o. "Dividend Equivalent Rights" shall mean a right, described in Section 3 of Part III hereof, of a holder of Common Stock Units with respect to dividends paid on outstanding shares of Common Stock.

     p. "Fair Market Value" means the average closing price for a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the last ten trading days immediately preceding the date on which the Fair Market Value is to be determined.

     q. "Meeting Fees" shall mean the fees, established by the Board of Directors, paid to a director for attending a meeting of the Board of Directors or a committee of the Board of Directors including extraordinary or special Board of Directors and/or committee meetings.

     r. "Participant" or "Participants" means all members of the Board of Directors who are not employees of the Company or any subsidiary or affiliates of the Company.

     s.   "Plan" means the FMC 1997 Compensation Plan for Non-Employee
Directors.

     t.   "Plan Year" means May 1 to April 30.

     u. "Retirement Plan" means the FMC Directors' Retirement Plan, as amended.

     v. "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and any successor statutes or regulations of similar purpose or effect.

     w. "Termination Date" shall mean the date the Participant's service on the Board of Directors terminates for any reason.